                                                                      EXHIBIT 21





                               WEYCO GROUP, INC.

                         SUBSIDIARIES OF THE REGISTRANT



                                                       Incorporated
                   Name of Company                             In                 Subsidiary Of
----------------------------------------------------   ------------------    -----------------------
House of Advertising, Inc.                               Wisconsin           Weyco Group, Inc.
